Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the 1996 Stock Option Plan and the Non-Employee Directors Stock Option Plan of our report dated February 26, 1998, with respect to the consolidated financial statements of Capital Title Group, Inc. and Subsidiary as of and for the year ended December 31, 1997 and for the two month period ended December 31, 1996 included in its Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Phoenix, Arizona
October 27, 1998